UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2025

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, Global GP LLC (the “General Partner”), the general partner of Global Partners LP (the “Partnership”), and each of Messrs. Eric S. Slifka, Gregory B. Hanson, Mark Romaine, Sean T. Geary, and Matthew Spencer (each, an “Executive”), entered into a new employment agreement (each, an “Employment Agreement”).

Each Employment Agreement supersedes and replaces any prior employment agreement by and between the General Partner and the Executive. Each Employment Agreement provides for an initial term that commenced on January 1, 2025 and ends on December 31, 2027 with an automatic extension until through April 15, 2028, if applicable, for the parties to reach a final agreement on the renewal of the Employment Agreement (the “Term”).

The Employment Agreements provide for an annualized base salary of (i) $1,100,000 for Mr. Slifka, (ii) $575,000 for Mr. Hanson, (iii) $700,000 for Mr. Romaine, (iv) $500,000 for Mr. Geary, and (v) $350,000 for Mr. Spencer.

Under the Employment Agreements, each Executive (i) may receive a cash bonus in an amount determined at the discretion of the Compensation Committee (the “Committee”) of the Board of Directors of the General Partner, (ii) shall participate in the annual short-term incentive compensation plan adopted by the Committee for each calendar year during the Term (the “STIP”), (iii) shall participate in the General Partner’s long-term incentive plans, if any, made available to officers or other employees, and (iv) is entitled to participate in the General Partner’s health insurance, 401(k), and such other benefit plans and programs in accordance with the General Partner’s policies.

For each calendar year of the Term (2025, 2026, and 2027) (each such year, a “Performance Period”), the Committee will set a target amount under the STIP by March 31 of such year for the applicable Performance Period. Subject to any changes by the Committee, each Executive will be eligible to earn an amount ranging from 0% to 200% of the STIP target amount. Fifty percent (50%) of the STIP target amount will be subject to the level of achievement by the Partnership with respect to two performance metrics based on (i) EBITDA (i.e., earnings before interest, taxes, depreciation, and amortization), weighted at thirty-five percent (35%) and (ii) Distributable Cash Flow (as defined in the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, as amended, before distributions on common and preferred units), weighted at fifteen percent (15%) for the applicable Performance Period, and fifty percent (50%) of the STIP target amount will be subject to a discretionary performance metric.

Upon termination of an Executive’s employment for any reason, the Executive (or the Executive’s estate) will be paid (i) all amounts of base salary due and owing up through the date of termination, (ii) any earned but unpaid bonus, (iii) all reimbursements of expenses appropriately and timely submitted, and (iv) any and all other amounts, including vacation pay, that may be due to the Executive as of the date of termination (the “Accrued Obligations”).

If an Executive’s employment is terminated due to death or disability, the Executive (or the Executive’s estate) will be paid (i) the Accrued Obligations, plus (ii) a lump sum payment equal to 200% of base salary, plus (iii) an amount equal to 200% of the target incentive amount under the STIP for the year in which the date of termination occurs, plus (iv) payment of group health, dental, life, disability, vision, and similar insurance premiums on behalf of the Executive and the Executive’s spouse and dependents for 18 months following the date of termination.

If an Executive’s employment is terminated by the General Partner without “Cause” or by the Executive for reasons constituting “Constructive Termination” (each quoted term as defined in the Employment Agreement), the Executive will be paid (i) the Accrued Obligations, plus (ii) a lump sum payment equal to 200% of base salary (except that, with respect to Mr. Slifka, this amount shall be 300% of base salary if such termination occurs on or within 12 months following a Change in Control (as defined in the Employment Agreement)), plus (iii) an amount equal to 200% of the target incentive amount under the STIP for the year in which the date of termination occurs (except that, with respect to Mr. Slifka, this amount shall be 300% of the target incentive amount if such termination occurs on or within 12 months following a Change in Control), plus (iv) payment of group health, dental, life, disability, vision, and similar insurance premiums on behalf of the Executive and the Executive’s spouse and dependents for 18 months following the date of termination.

If the General Partner provides notice to an Executive that the General Partner elects not to renew the Executive’s Employment Agreement at the end of the Term, and the Executive’s employment hereunder is terminated at the end of the Term, the Executive will be paid (i) the Accrued Obligations, plus (ii) a lump sum payment equal to 200% of base salary, plus (iii) the performance-based and discretionary components, if any, that are earned under the STIP for the year in which the date of termination occurs.

Each Employment Agreement includes a “best of net” provision, whereby any amounts payable to an Executive (the “Payments”) that constitute parachute payments under Section 280G of the Code and would be subject to an excise tax under Section 4999 of the Code will either be: (i) reduced to the level at which no excise tax applies, or (ii) paid in full (such that the Executive is subject to an excise tax), whichever produces the better net after-tax position to the Executive.

The Employment Agreement includes a confidentiality provision, which generally will continue for two years following an Executive’s termination of employment. The Employment Agreement also contains non-competition and non-solicitation provisions, which will continue for one year following an Executive’s termination of employment.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to each Employment Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Global GP LLC and Eric Slifka

10.2	Employment Agreement by and between Global GP LLC and Gregory B. Hanson

10.3	Employment Agreement by and between Global GP LLC and Mark Romaine

10.4	Employment Agreement by and between Global GP LLC and Sean T. Geary

10.5	Employment Agreement by and between Global GP LLC and Matthew Spencer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC its General Partner

Dated: March 18, 2025	By:	/s/ Sean T. Geary
Sean T. Geary
Chief Legal Officer and Secretary

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